 Synergen Law Group

                                                                                                           A Professional Law Corporation

October 14, 2010

Mr. Sergei Khorolski, President
Modern Mobility Aids, Inc.
1821 Walden Office Square, Suite 400
Schaumburg, IL 60173

Re:	Legal Opinion Pursuant to SEC Form S-1
Registration Statement - Modern Mobility Aids, Inc.

Dear Mr. Khorolski:

You have requested my opinion as special counsel for Modern Mobility Aids, Inc., a Nevada corporation (the "Company") for the limited purpose of rendering this opinion in connection with the Company's Registration Statement on Form S-1 and the Prospectus included therein (collectively the "Registration Statement") relating to a proposed offering by the Company to the public of a minimum of 3,200,000 and a maximum of 32,000,000 shares of the Company's Common Stock, $0.001 par value (the "Shares"), to be filed with the Securities and Exchange Commission

The following opinion is based upon the Securities Act of 1933 as amended (the "Act") and Nevada statutes, including the rules and regulations underlying those provisions, applicable judicial and regulatory determinations, and provisions of the Nevada Constitution that affect the interpretation of the General Corporation Law of the State of Nevada.

The Shares are to be offered by the Company in a best efforts, direct public offering without any involvement of underwriters, as described in the Registration Statement. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and written and oral statements of officers and accountants of the Company and of public officials, and other documents that we have considered necessary and appropriate for this opinion.

Upon the basis of the foregoing, we are of the opinion that the Shares, when sold pursuant to and in accordance with the Registration Statement and the documents described therein, will be validly issued, fully paid and nonassessable.

We hereby consent to the prior filing of this opinion as an exhibit to the Registration Statement, as may be amended from time to time. We also consent to the reference to my name and this firm

DEL MAR OFFICE		SOUTH BAY OFFICE
12625 HIGH BLUFF DRIVE, SUITE 111	TEL. 619.475.7882	819 ANCHORAGE PLACE, SUITE 28
SAN DIEGO, CALIFORNIA 92130	FAX. 619.512.5184	CHULA VISTA, CALIFORNIA 91914

Mr. Sergei Khorolski, President
Modern Mobility Aids, Inc.
October 14, 2010
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under the heading “Interests of Named Experts and Counsel” in the prospectus which forms a part of the Registration Statement.